                                                                      Exhibit 21

                           Subsidiaries of Registrant

                                                      Jurisdiction of
                                                      Incorporation
                                                      ---------------

TCI Exports, Ltd.                                     Barbados
Telex Communications (SEA) PTE, Ltd.                  Singapore
Telex Communications (U.K.) Ltd.                      England
Telex Communications Ltd.                             Ontario, Canada
Telex Communications International, Ltd.              Delaware
Saguaro Electronica, S.A. de C.V.                     Mexico
Altec Lansing, International                          England
Audio Consultants Co., Ltd.                           Hong Kong
Cetec International Limited                           England
Dearden Davies Associates Limited                     England
Dynacord S.A.                                         France
EVI Audio (U.K.) PLC                                  England
EVI Audio Japan Ltd.                                  Japan
EVI Audio France S.A.                                 France
EVI Audio (Honk Kong) Limited                         Hong Kong
EVI Audio International Holding Company, Inc.         Delaware
EVI Audio (Aust.) Pty.                                Australia
EVI Audio Canada Inc.                                 Canada (fed. reg.)
EVI Audio (Deutschland) GmbH                          Germany
EVI Audio GmbH                                        Germany
EVI Audio (Switz.) A.G.                               Switzerland
Nivenfeld (1992) Limited                              England
Rebis Audio Limited                                   England